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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan of our reports dated January 27, 2000, with respect to the consolidated financial statements of The Geon Company incorporated by reference in The Geon Company Annual Report (Form 10-K) for the year ended December 31, 1999 and March 23, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Cleveland, Ohio
October 10, 2000